EXHIBIT 99
                                                                      ----------

CONTACT:
Thomas A. Klemens
Executive Vice President &
Chief Financial Officer
(714) 800-4401


            THE FIRST AMERICAN CORPORATION REPORTS OPERATING RESULTS

                    FOR THE FOURTH QUARTER AND FULL YEAR 2000

SANTA ANA, CALIF., FEB. 20, 2001 - THE FIRST AMERICAN CORPORATION (NYSE: FAF), the nation's leading diversified provider of business information and related products and services, announced today operating results for the fourth quarter and 12 months ended Dec. 31, 2000.

     Net income for the fourth quarter 2000 was $31.8 million, or 47 cents per diluted share, which includes a pre-tax, non-recurring net benefit of $22.1 million resulting from modifications to the company's pension plan (included as a benefit in salaries and other personnel costs) and realized pre-tax investment losses of $4.3 million. These items totaled a net benefit of $10.7 million on an after-tax basis, or 16 cents per diluted share. The resulting operational net income for the quarter was $21.1 million, or 31 cents per diluted share, compared with a net loss of $2.2 million, or 3 cents per diluted share, for the same period in 1999. Revenues for the fourth quarter of 2000 were $761.9 million, an increase of 9 percent when compared with revenues of $700.4 million reported for the same period last year.

     The company's full year 2000 operating earnings were $71.5 million, or $1.08 per diluted share (excluding the net effect of the fourth quarter items noted above). This compares with operating earnings of $88.6 million, or $1.34 per diluted share, for the prior year which excludes the cumulative effect of a change in accounting for tax service contracts of $55.6 million, or 84 cents per diluted share, charged in the first quarter of 1999. Revenues for the full year 2000 totaled $2.93 billion, a decrease of 2 percent when compared with revenues of $2.99 billion in the prior year.

     "During 2000, we continued extensive cost-containment measures that were initiated in 1999, which included streamlining and consolidating back office operations and providing technology enhancements across The First American Family of Companies," stated Parker S. Kennedy, president of The First American Corporation. "These efforts have positioned all of our real estate related businesses to take full advantage of the projected increase in mortgage originations that is forecasted for 2001.

     "Highlights of 2000 included aggressive moves to create a fully automated and centralized title searching capability, which will help increase efficiencies and improve operating margins; the launch of the EAGLE 9(TM) UCC Insurance Policy for commercial loans secured by personal property that will add a new, non-real estate revenue stream and provide significant opportunities to cross-sell products and services; and the building of the default management group, which provides important counter-cyclical revenue in a high mortgage-default environment. Lastly, during 2000, we continued to build and enhance our fast-growing and profitable consumer information and services segment, which provides an extensive menu of business information and consumer products. Our outlook for 2001 is to keep growing and improving through strategic acquisitions, market share expansion and technology enhancements, while continuing to deliver impressive financial performance."

     The First American Corporation, based in Santa Ana, Calif., is the nation's leading provider of business information and related products and services. The corporation's three primary business segments include: title insurance and services; real estate information and services, which includes mortgage information services and database information and services; and consumer information and services, which provides automotive, subprime and direct-to-consumer credit reporting; resident screening; pre-employment screening; property and automotive insurance tracking services; property and casualty insurance; home warranties; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

     Certain statements made in this press release, including those relating to cost and production efficiencies gained through the integration of technologies, improved opportunities to cross-market products, the impact on efficiency and operating margins resulting from efforts to create a fully automated and centralized title searching capability, the effects on revenues resulting from the launch of the EAGLE 9 policy and expectations of growth, market share expansion, technology enhancements and financial performance in 2001 are forward-looking. Risks and uncertainties exist which may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company's significant customers and competitors; legal proceedings commenced by the California attorney general and related litigation; the company's continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses which it acquires; and other factors described in the company's Annual Report on Form 10-K for the year ended Dec. 31, 1999, filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

                                            THE FIRST AMERICAN CORPORATION
                                                  SUMMARY OF EARNINGS

                                              For the Three Months Ended               For the Twelve Months Ended
                                                      December 31                              December 31
                                         --------------------------------------    -------------------------------------
                                               2000                1999                  2000               1999
                                         --------------------------------------    -------------------------------------


Revenues                                 $     761,896,000  $    700,393,000       $   2,934,255,000  $  2,988,169,000
Income before income taxes, minority
   interests and cumulative effect of
   a change in accounting principle      $      52,888,000  $      3,436,000       $     153,876,000  $    169,972,000
Income Taxes                             $      15,500,000  $      4,834,000       $      54,700,000  $     62,300,000
Minority interests                       $       5,598,000  $        846,000       $      16,953,000  $     19,029,000
Net income (loss) before cumulative
   effect of a change in accounting
   principle                             $      31,790,000  $     (2,244,000)      $      82,223,000  $     88,643,000
Cumulative effect of a change in
   accounting for tax service
   contracts, net of income taxes and
   minority interests                                   --                 --                     --  $    (55,640,000)
Net income (loss)                        $      31,790,000  $     (2,244,000)      $      82,223,000  $     33,003,000

Per share amounts:
   Basic:
     Income (loss) before cumulative
       effect of a change in accounting
       for tax service contracts         $            0.50  $          (0.03)      $            1.29  $           1.37
     Cumulative effect of a change in
       accounting for tax service
       contracts                                        --                --                      --  $          (0.86)
     Net income (loss)                   $            0.50  $          (0.03)      $            1.29  $           0.51
   Diluted:
     Income (loss) before cumulative
       effect of a change in accounting
       for tax service contracts         $            0.47  $          (0.03)      $            1.24  $           1.34
     Cumulative effect of a change in
       accounting for tax service
       contracts                                        --                --                      --  $          (0.84)
     Net income (loss)                   $            0.47  $          (0.03)      $            1.24  $           0.50
Weighted average shares outstanding:
   Basic                                        63,654,000        65,210,000              63,680,000        64,669,000
   Diluted                                      67,086,000        66,357,000              66,050,000        66,351,000


                                            THE FIRST AMERICAN CORPORATION
                                           SUMMARY BALANCE SHEET INFORMATION


                                                                                               December 31,
                                                                                   -------------------------------------
                                                                                         2000               1999
                                                                                   ------------------ ------------------


Total assets                                                                       $   2,199,737,000  $  2,116,414,000
Total equity                                                                       $     870,237,000  $    815,991,000
Book value per share                                                               $           13.62  $          12.54

                                        (Additional Financial Data to Follow)


                                                SELECTED FINANCIAL DATA

                                                For the Three Months Ended                    For the Twelve Months Ended
                                                       December 31                                    December 31
                                         -----------------------------------------    ---------------------------------------------
                                               2000                   1999                   2000                     1999
                                         -----------------------------------------    ---------------------------------------------
RESULTS OF OPERATIONS

Revenues
  Operating revenues                     $     750,957,000     $     689,670,000      $   2,877,528,000        $   2,936,196,000
  Investment and other income                   10,939,000            10,723,000             56,727,000               51,973,000
                                         -----------------     -----------------      -----------------        -----------------
                                               761,896,000           700,393,000          2,934,255,000            2,988,169,000
                                         -----------------     -----------------      -----------------        -----------------

Expenses
  Salaries and other personnel costs           241,253,000           254,948,000          1,014,766,000            1,034,772,000
  Premiums retained by agents                  206,542,000           202,290,000            791,940,000              871,036,000
  Other operating expenses                     185,678,000           176,256,000            697,672,000              678,856,000
  Provision for title losses and other
   claims                                       37,305,000            30,669,000            141,632,000              116,218,000
  Depreciation and amortization                 25,224,000            21,457,000             86,336,000               77,031,000
  Premium taxes                                  6,255,000             5,772,000             22,573,000               22,897,000
  Interest                                       6,751,000             5,565,000             25,460,000               17,387,000
                                         ------------------    -------------------    --------------------     --------------------
                                               709,008,000           696,957,000          2,780,379,000            2,818,197,000
                                         ------------------    -------------------    --------------------     --------------------
Income before income taxes, minority
  interests and cumulative effect of a
  change in accounting principle         $      52,888,000     $       3,436,000      $     153,876,000        $     169,972,000
                                         ==================    ===================    ====================     ====================

OPERATING REVENUES
  Title Isurance:
    Direct operations                    $     283,527,000     $     253,493,000      $   1,083,112,000        $   1,067,133,000
    Agency operations                          256,264,000           255,156,000            983,937,000            1,086,746,000
                                         ------------------    -------------------    --------------------     --------------------
                                               539,791,000           508,649,000          2,067,049,000           2,153,879,000
  Real Estate Information                      149,996,000           124,466,000            558,147,000             575,694,000
  Consumer Information                          61,170,000            56,555,000            252,332,000             206,623,000
                                         ------------------    -------------------    --------------------     --------------------
  Total operating revenues               $     750,957,000     $     689,670,000      $   2,877,528,000        $  2,936,196,000
                                         ==================    ===================    ====================     ====================

INCOME BEFORE INCOME TAXES, MINORITY
  INTERESTS AND CUMULATIVE EFFECT OF A
  CHANGE IN ACCOUNTING PRINCIPLE

  Title Insurance                        $      19,453,000     $      12,555,000      $      93,205,000        $    128,738,000
  Real Estate Information                       22,080,000             2,328,000             58,110,000              65,342,000
  Consumer Information                           6,322,000             5,474,000             35,198,000              27,652,000
                                         ------------------    -------------------    --------------------     --------------------
  Total before corporate expenses and
    minority interests                          47,855,000            20,357,000            186,513,000             221,732,000
  Corporate expenses                            (5,033,000)           16,921,000             32,637,000              51,760,000
                                         ------------------    -------------------    --------------------     --------------------
  Income before income taxes, minority
    interests and cumulative effect of
    a change in accounting principle     $      52,888,000     $       3,436,000      $     153,876,000        $    169,972,000
                                         ==================    ===================    ====================     ====================

TITLE INSURANCE ORDER COUNTS FROM
   DIRECT OPERATIONS

  Title orders opened                              289,300               264,700              1,240,800               1,334,100
  Title orders closed                              237,300               229,100                975,000               1,119,900


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